Exhibit 32

Written Statement of Paul E. Menzel (Chairman of the Board and Chief Executive Officer)
and Timothy D. Dondlinger (Senior Vice President and Treasurer)
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman of the Board and Chief Executive Officer, and Senior Vice President and Treasurer, respectively, of Ridgestone Financial Services, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul E. Menzel
Paul E. Menzel Chairman of the Board and Chief Executive Officer

/s/ Timothy D. Dondlinger
Timothy D. Dondlinger Senior Vice President and Treasurer

Date:  August 12, 2004